UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

X-FACTOR COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54341	45-1545032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Empire Blvd. – 5th Floor
South Hackensack, NJ 07606
(Address of Principal Executive offices)(Zip Code)

201-518-1925
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the documents described below.  The discussion is qualified in its entirety by the full text of the agreements, copies of which are included as Exhibits to this report.

New Jersey Economic Development Authority

Fourth Modification of Convertible Loan Agreement and Fourth Amendment to Secured Convertible Promissory Note

On October 19, 2012, X-Factor Communications, LLC (“X-Factor”), the wholly-owned subsidiary of X-Factor Communications Holdings, Inc. (the “Company”), entered into a Fourth Modification of Convertible Loan Agreement (the “Fourth Amended Loan Agreement) and the corresponding Fourth Amendment to Secured Convertible Promissory Note (the "Fourth Amended Note") with New Jersey Economic Development Authority (the "NJEDA") pursuant to which the parties agreed, in connection with that certain Secured Convertible Promissory Note, dated July 31, 2009, in an aggregate principal amount of $500,000, by and between X-Factor and NJEDA (the "Original NJEDA Note"), to extend the maturity date of the loan until August 1, 2016. The parties also agreed effective as of October 1, 2012, to the restructure of the terms of repayment of the loan.   In accordance with the terms and conditions of the Fourth Amended Note the parties agreed that the outstanding principal amount due would be repaid as follows i) 3 monthly installments of principal plus interest commencing on May 1, 2012 and ending July 1, 2012, ii) interest-only payments commencing on August 1, 2012 and ending on August 1, 2016 (the “Maturity Date), and (ii) commencing in 2013, the outstanding principal amount shall be due and payable on July 1: (A) in 2013 in an amount equal to 4% of 2012 revenues, (B) in 2014 in an amount equal to 5% of 2013 revenues, (C) in 2015 in an amount equal to 6% of 2014 revenues and (D) in 2016 in an amount equal to 7% of 2015 revenues.  Revenue percentage calculation shall be supported by annual certified public accountant prepared financial statements or tax returns, or management prepared financial statements certified by an officer of X-Factor if financial statements are not completed yearly by April 15.

Warrant to Purchase 27,521 Shares of Common Stock

In addition, in consideration of the restructuring of the Fourth Amended Note as described above, the Company issued to NJEDA an additional warrant to purchase 27,521 shares of common stock of the Company at an exercise price of $0.75 per share ("Warrant No. 3").

Item 3.02   Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 7.01   Regulation FD Disclosure

On October 22, 2012, the Company issued a press release.  A copy of the press release is attached to this Current Report as exhibit 99.1 and made a part of this Item 7.01.

Item 9.01   Exhibits

(d) Exhibits

99.1	Press Release issued October 22, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2012	X-FACTOR COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ Charles Saracino
Charles Saracino Chief Executive Officer

Exhibit No.	Description

Exhibit 99.1	Press Release issued October 22, 2012.